Exhibit 99.1

NEWS RELEASE
PATINA CLOSES LE NORMAN PURCHASE

DENVER, COLORADO, NOVEMBER 5, 2002—PATINA OIL & GAS CORPORATION (NYSE:POG) announced today that its previously announced purchase of Le Norman Energy Corporation closed earlier today. The final consideration for the purchase was $62 million of cash and the issuance of 205,302 shares of Patina common stock.

Patina is an independent oil company engaged in the acquisition, development, exploitation and production of oil and natural gas primarily in Colorado’s Wattenberg Field.

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Contact:        David J. Kornder
Chief Financial Officer
(303) 389-3600
dkornder@patinaoil.com